UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2010

OHIO LEGACY CORP.

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street
North Canton, OH 44720

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code :  (330) 499-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Ohio Legacy Corp. (the “Company”) approved and adopted a form of award agreement for awards of incentive stock options (the “ISO Award Agreement”) under the Company’s 2010 Equity and Cash Incentive Plan (the “Plan”) and a form of award agreement for awards of nonqualified stock options (the “NQSO Award Agreement”) under the Plan. The ISO Award Agreement is attached hereto as Exhibit 10.1 and hereby incorporated by reference and the NQSO Award Agreement is attached hereto as Exhibit 10.2 and hereby incorporated by reference.

On July 9, 2010, the Committee also made grants under the Plan of (i) incentive stock options to the Company’s three named executive officers pursuant to the ISO Award Agreement and (ii) nonqualified stock options to the Chairman of the Board of the Company pursuant to the NQSO Award Agreement.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable

(d)	Exhibits:

Exhibit No.	Description

10.1	Ohio Legacy Corp. 2010 Equity and Cash Incentive Plan Incentive Stock Option Award Agreement

10.2	Ohio Legacy Corp. 2010 Equity and Cash Incentive Plan Nonqualified Stock Option Award Agreement

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010

OHIO LEGACY CORP

By:	/s/ Rick L. Hull
Rick L. Hull
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Docments

10.1	Ohio Legacy Corp. 2010 Equity and Cash Incentive Plan Incentive Stock Option Award Agreement

10.2	Ohio Legacy Corp. 2010 Equity and Cash Incentive Plan Nonqualified Stock Option Award Agreement